Exhibit 99.1

Neal Goldner
Investor Relations
Marriott Vacations Worldwide Corporation
407.206.6149
Neal.Goldner@mvwc.com
Ed Kinney
Corporate Communications
Marriott Vacations Worldwide Corporation
407.206.6278
Ed.Kinney@mvwc.com
Marriott Vacations Worldwide (“MVW”) Reports Second Quarter 2020 Financial Results
ORLANDO, Fla. – July 29, 2020 – Marriott Vacations Worldwide Corporation (NYSE: VAC) today reported second quarter 2020 financial results and provided an update on business conditions in light of the COVID-19 pandemic.
“The COVID-19 pandemic continues to severely impact our business and create nearer term uncertainty,” said Stephen P. Weisz, president and chief executive officer. “However, beginning in late May, we saw our resort occupancies quickly build in states where restrictions had been lifted, illustrating the resilience of our customers and our leisure-focused business model. With occupancies returning, we have already reopened approximately 70% of our sales centers and are very encouraged as sales start to return. With results improving, we now expect cash flow in the second half of the year to be positive.”

Second Quarter 2020 Highlights and Operational Update:
•Consolidated Vacation Ownership contract sales totaled $30 million in the second quarter of 2020.
•Net loss attributable to common shareholders was $70 million, or $1.68 loss per fully diluted share.
•Adjusted net loss attributable to common shareholders was $72 million and Adjusted fully diluted loss per share was $1.76.
•Adjusted EBITDA reflected a loss of $10 million in the second quarter of 2020.
•Cash and cash equivalents totaled $566 million at the end of the second quarter of 2020 and the Company had nearly all of its capacity available under its $600 million Revolving Corporate Credit Facility.
•Subsequent to the end of the second quarter, the Company completed a securitization of timeshare receivables, issuing $375 million of notes at an overall weighted average interest rate of 2.53% and a 98% gross advance rate, generating net proceeds of $53 million after payoff of the Company’s Warehouse Credit Facility and required expenses.
Second Quarter 2020 Segment Results
Vacation Ownership
Revenues excluding cost reimbursements decreased 69% in the second quarter of 2020. Growth in management fees and financing revenue was offset by a 92% decline in contract sales and a 91% decrease in rental revenues due to substantially lower resort occupancies resulting from the COVID-19 pandemic.
Vacation Ownership segment financial results were a loss of $34 million in the second quarter of 2020. Vacation Ownership segment Adjusted EBITDA was a loss of $19 million in the second quarter of 2020.

Marriott Vacations Worldwide Reports Second Quarter Financial Results / 2
Exchange & Third-Party Management
Exchange & Third-Party Management revenues decreased 50% in the second quarter of 2020 primarily due to lower exchange and rental transactions due to the impact of the COVID-19 pandemic on its Interval International business. Interval International average revenue per member decreased 30% to $30.17 compared to the prior year and active members declined 7% to 1.6 million.
Exchange & Third-Party Management segment financial results were $14 million for the second quarter of 2020. Exchange & Third-Party Management segment Adjusted EBITDA was $19 million in the second quarter of 2020.
Corporate and Other
General and administrative costs improved $45 million in the second quarter of 2020 related mainly to synergy savings and lower costs associated with the furlough and reduced work week programs, including reduced salary related costs, as well as a $6 million credit available under the CARES Act legislation, which incentivized companies to continue paying associates' benefit costs while not working.
Operational Update to COVID - 19
The Company has begun reopening its resorts and sales centers.
•In its vacation ownership business, eight of the Company’s sales centers were open as of the end of the second quarter of 2020 with an additional 34 sales centers having since re-opened;
•In its Interval International business, fewer than 240 resorts remain closed today;
•The Company has 40% of its associates still on furlough and 16% on reduced work week or reduced pay. Of the associates who have returned from furlough, 80% are in the resort operations area.
•Share repurchases and dividends continue to be temporarily suspended.
Balance Sheet and Liquidity
On June 30, 2020, cash and cash equivalents totaled $566 million and the Company had $47 million of gross notes receivable that are eligible for securitization.
The Company had $4.6 billion in debt outstanding, net of unamortized debt issuance costs, at the end of the second quarter of 2020, an increase of $0.5 billion from year-end 2019. This debt included $2.7 billion of corporate debt and $1.9 billion of non-recourse debt related to its securitized notes receivable.
During the second quarter of 2020, the Company issued $500 million of senior secured notes and repaid the entire outstanding balance on its Revolving Corporate Credit Facility.
Subsequent to the end of the second quarter, the Company completed a securitization of timeshare receivables, issuing $375 million of notes at an overall weighted average interest rate of 2.53% and a 98% gross advance rate, generating net proceeds of $53 million after payoff of the Company’s Warehouse Credit Facility and required expenses.
Non-GAAP Financial Information
Non-GAAP financial measures, such as adjusted net income attributable to common shareholders, adjusted EBITDA, adjusted fully diluted earnings per share, adjusted development margin and adjusted financial measures are reconciled and adjustments are shown and described in further detail in the Financial Schedules that follow.
Second Quarter 2020 Financial Results Conference Call
The Company will hold a conference call on July 30, 2020 at 9:00 a.m. ET to discuss these financial results and provide an update on business conditions. Participants may access the call by dialing (877) 407-8289 or (201) 689-8341 for international callers. A live webcast of the call will also be available in the Investor Relations section of the Company's website at ir.mvwc.com. An audio replay of the conference call will be available for 30 days on the Company’s website.
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Marriott Vacations Worldwide Reports Second Quarter Financial Results / 3
About Marriott Vacations Worldwide Corporation
Marriott Vacations Worldwide Corporation is a leading global vacation company that offers vacation ownership, exchange, rental and resort and property management, along with related businesses, products and services. The Company has a diverse portfolio that includes seven vacation ownership brands. It also includes exchange networks and membership programs, as well as management of other resorts and lodging properties. As a leader and innovator in the vacation industry, the Company upholds the highest standards of excellence in serving its customers, investors and associates while maintaining exclusive, long-term relationships with Marriott International and Hyatt Hotels Corporation for the development, sales and marketing of vacation ownership products and services. For more information, please visit www.marriottvacationsworldwide.com.

Note on forward-looking statements
This press release and accompanying schedules contain “forward-looking statements” within the meaning of federal securities laws, including statements about future operating results, estimates, and assumptions, and similar statements concerning anticipated future events and expectations that are not historical facts. The Company cautions you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including, without limitation, conditions beyond our control such as the length and severity of the current COVID-19 pandemic and its effect on our operations; the effect of any governmental actions, including restrictions on travel, or mandated employer-paid benefits in response to the COVID-19 pandemic; the Company’s ability to manage and reduce expenditures in a low revenue environment; volatility in the economy and the credit markets, changes in supply and demand for vacation ownership products, competitive conditions, the availability of additional financing when and if required, and other matters disclosed under the heading “Risk Factors” contained in the Company’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) and in subsequent SEC filings, any of which could cause actual results to differ materially from those expressed in or implied in this press release. These statements are made as of the date of issuance and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.
            Financial Schedules Follow

MARRIOTT VACATIONS WORLDWIDE CORPORATION
FINANCIAL SCHEDULES
QUARTER 2, 2020

MARRIOTT VACATIONS WORLDWIDE CORPORATION
SUMMARY FINANCIAL INFORMATION
(In millions, except VPG, total active members, average revenue per member and per share amounts)

	Three Months Ended		Change %	Six Months Ended		Change %
	June 30, 2020	June 30, 2019		June 30, 2020	June 30, 2019
Key Measures
Total consolidated contract sales	$30	$386	(92%)	$336	$740	(55%)
VPG(2)	N/M	$3,299	N/M	N/M	$3,323	N/M
Total Interval International active members (000's)(1)	1,571	1,691	(7%)	1,571	1,691	(7%)
Average revenue per member(1)	$30.17	$43.23	(30%)	$71.74	$89.38	(20%)

GAAP Measures
Revenues	$480	$1,043	(54%)	$1,490	$2,077	(28%)
(Loss) income before income taxes and noncontrolling interests	$(81)	$74	(209%)	$(244)	$113	(314%)
Net (loss) income attributable to common shareholders	$(70)	$49	(239%)	$(176)	$73	(340%)
(Loss) earnings per share - diluted	$(1.68)	$1.10	(253%)	$(4.25)	$1.61	(364%)

Non-GAAP Measures
Adjusted EBITDA **	$(10)	$195	(105%)	$128	$361	(69%)
Adjusted pretax (loss) income**	$(78)	$126	(161%)	$5	$226	(97%)
Adjusted net (loss) income attributable to common shareholders **	$(72)	$90	(181%)	$17	$157	(89%)
Adjusted (loss) earnings per share - diluted **	$(1.76)	$2.00	(188%)	$0.40	$3.44	(88%)

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

(1) Includes members at the end of each period for the Interval International exchange network only.
(2) Not meaningful given that the majority of the sales in the quarter were from our enhanced phone sales program that do not count as a tour in the VPG calculation and there were limited site-based tours in the second quarter due to sales center closures.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
REVENUES
Sale of vacation ownership products	$53	$341	$311	$634
Management and exchange	145	231	372	470
Rental	18	150	153	297
Financing	70	69	142	137
Cost reimbursements	194	252	512	539
TOTAL REVENUES	480	1,043	1,490	2,077
EXPENSES
Cost of vacation ownership products	23	91	83	169
Marketing and sales	57	189	240	375
Management and exchange	77	123	215	256
Rental	73	97	171	177
Financing	23	21	61	43
General and administrative	19	64	89	131
Depreciation and amortization	31	36	63	73
Litigation charges	—	1	2	2
Royalty fee	23	26	49	52
Impairment	1	—	96	26
Cost reimbursements	194	252	512	539
TOTAL EXPENSES	521	900	1,581	1,843
Gains (losses) and other income (expense), net	14	2	(42)	10
Interest expense	(42)	(35)	(75)	(69)
ILG acquisition-related costs	(12)	(36)	(33)	(62)
Other	—	—	(3)	—
(LOSS) INCOME BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	(81)	74	(244)	113
Benefit (provision) for income taxes	19	(25)	77	(40)
NET (LOSS) INCOME	(62)	49	(167)	73
Net income attributable to noncontrolling interests	(8)	—	(9)	—
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(70)	$49	$(176)	$73

(LOSS) EARNINGS PER SHARE ATTRIBUTABLE TO COMMON SHAREHOLDERS
Basic	$(1.68)	$1.11	$(4.25)	$1.62
Diluted	$(1.68)	$1.10	$(4.25)	$1.61

NOTE: Earnings per share - Basic and Earnings per share - Diluted are calculated using whole dollars.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(In millions, except per share amounts)
(Unaudited)
ADJUSTED NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS AND
ADJUSTED EARNINGS PER SHARE - DILUTED

	Three Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Net (loss) income attributable to common shareholders	$(70)	$49	$(176)	$73
(Benefit) provision for income taxes	(19)	25	(77)	40
(Loss) income before income taxes attributable to common shareholders	(89)	74	(253)	113
Certain items:
Litigation charges	—	1	2	2
(Gains) losses and other (income) expense, net	(14)	(2)	42	(10)
ILG acquisition-related costs	12	36	33	62
Impairment charges	1	—	96	26
Purchase price adjustments	14	17	30	32
Other	(2)	—	55	1
Adjusted pretax (loss) income **	(78)	126	5	226
Benefit (provision) for income taxes	6	(36)	12	(69)
Adjusted net (loss) income attributable to common shareholders**	$(72)	$90	$17	$157
Diluted shares	41.2	45.2	41.4	45.6
Adjusted (loss) earnings per share - Diluted **	$(1.76)	$2.00	$0.40	$3.44

ADJUSTED EBITDA
	Three Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Net (loss) income attributable to common shareholders	$(70)	$49	$(176)	$73
Interest expense(1)	42	35	75	69
Tax (benefit) provision	(19)	25	(77)	40
Depreciation and amortization	31	36	63	73
Share-based compensation	9	11	13	20
Certain items before income taxes(2)	(3)	39	230	86
Adjusted EBITDA **	$(10)	$195	$128	$361

(1) Interest expense excludes consumer financing interest expense associated with term loan securitization transactions.
(2) Excludes certain items included in depreciation and amortization. Please see “Non-GAAP Financial Measures” for additional information about certain items.
ADJUSTED EBITDA BY SEGMENT
	Three Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Vacation Ownership	$(19)	$203	$128	$375
Exchange & Third-Party Management	19	46	60	100
Segment adjusted EBITDA**	—	249	188	475
General and administrative	(13)	(56)	(64)	(117)
Consolidated property owners’ associations	3	2	4	3
Adjusted EBITDA**	$(10)	$195	$128	$361

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
VACATION OWNERSHIP SEGMENT FINANCIAL RESULTS
(In millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
REVENUES
Sale of vacation ownership products	$53	$341	$311	$634
Resort management and other services	73	124	185	249
Rental	12	133	134	262
Financing	69	68	140	135
Cost reimbursements	198	258	543	549
TOTAL REVENUES	405	924	1,313	1,829
EXPENSES
Cost of vacation ownership products	23	91	83	169
Marketing and sales	49	176	219	348
Resort management and other services	22	54	78	117
Rental	87	102	194	187
Financing	23	20	60	42
Depreciation and amortization	18	17	36	34
Litigation charges	—	1	2	2
Royalty fee	23	26	49	52
Impairment	1	—	5	26
Cost reimbursements	198	258	543	549
TOTAL EXPENSES	444	745	1,269	1,526
Gains (losses) and other income (expense), net	5	(1)	6	8
Other	—	—	(3)	—
SEGMENT FINANCIAL RESULTS BEFORE NONCONTROLLING INTERESTS	(34)	178	47	311
Net loss attributable to noncontrolling interests	—	—	—	1
SEGMENT FINANCIAL RESULTS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(34)	$178	$47	$312

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED CONTRACT SALES TO ADJUSTED DEVELOPMENT MARGIN
(In millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Consolidated contract sales	$30	$386	$336	$740
Less resales contract sales	(1)	(8)	(8)	(16)
Consolidated contract sales, net of resales	29	378	328	724
Plus:
Settlement revenue	2	7	8	12
Resales revenue	1	4	5	7
Revenue recognition adjustments:
Reportability	32	(8)	66	(38)
Sales reserve	(9)	(27)	(80)	(46)
Other(1)	(2)	(13)	(16)	(25)
Sale of vacation ownership products	53	341	311	634
Less:
Cost of vacation ownership products	(23)	(91)	(83)	(169)
Marketing and sales	(49)	(176)	(219)	(348)
Development margin	(19)	74	9	117
Revenue recognition reportability adjustment	(21)	5	(44)	26
Other(3)	—	3	29	5
Adjusted development margin **	$(40)	$82	$(6)	$148
Development margin percentage(2)	(34.8%)	21.7%	3.0%	18.5%
Adjusted development margin percentage(2)	(168.4%)	23.8%	(2.1%)	22.4%

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

(1) Adjustment for sales incentives that will not be recognized as Sale of vacation ownership products revenue and other adjustments to Sale of vacation ownership products revenue.
(2) Development margin percentage represents Development margin divided by Sale of vacation ownership products. Adjusted development margin percentage represents Adjusted development margin divided by Sale of vacation ownership products revenue after adjusting for revenue reportability and other charges.

(3) Includes sales reserve charge related to COVID-19 and purchase price adjustments.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
EXCHANGE & THIRD-PARTY MANAGEMENT SEGMENT FINANCIAL RESULTS
(In millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
REVENUES
Management and exchange	$39	$76	$111	$158
Rental	6	17	19	34
Financing	1	1	2	2
Cost reimbursements	12	22	33	46
TOTAL REVENUES	58	116	165	240
EXPENSES
Marketing and sales	8	13	21	27
Management and exchange	18	26	45	52
Rental	1	9	6	17
Financing	—	1	1	1
Depreciation and amortization	4	12	9	24
Impairment	—	—	91	—
Cost reimbursements	12	22	33	46
TOTAL EXPENSES	43	83	206	167
Losses and other expense, net	(1)	—	—	—
SEGMENT FINANCIAL RESULTS BEFORE NONCONTROLLING INTERESTS	14	33	(41)	73
Net loss attributable to noncontrolling interests	—	—	—	—
SEGMENT FINANCIAL RESULTS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$14	$33	$(41)	$73

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CORPORATE AND OTHER FINANCIAL RESULTS
(In millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
REVENUES
Management and exchange(1)	33	$31	$76	$63
Rental(1)	—	—	—	1
Cost reimbursements(1)	(16)	(28)	(64)	(56)
TOTAL REVENUES	17	3	12	8
EXPENSES
Management and exchange(1)	37	43	92	87
Rental(1)	(15)	(14)	(29)	(27)
General and administrative	19	64	89	131
Depreciation and amortization	9	7	18	15
Cost reimbursements(1)	(16)	(28)	(64)	(56)
TOTAL EXPENSES	34	72	106	150
Gains (losses) and other income (expense), net	10	3	(48)	2
Interest expense	(42)	(35)	(75)	(69)
ILG acquisition-related costs	(12)	(36)	(33)	(62)
FINANCIAL RESULTS BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	(61)	(137)	(250)	(271)
Benefit (provision) for income taxes	19	(25)	77	(40)
Net income attributable to noncontrolling interests(1)	(8)	—	(9)	(1)
FINANCIAL RESULTS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(50)	$(162)	$(182)	$(312)

(1) Represents the impact of the consolidation of owners’ associations of the acquired Legacy-ILG vacation ownership properties under the voting interest model, which represents the portion related to individual or third-party vacation ownership interest (“VOI”) owners.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
SEGMENT ADJUSTED EBITDA
(In millions)
(Unaudited)

VACATION OWNERSHIP
	Three Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
SEGMENT FINANCIAL RESULTS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(34)	$178	$47	$312
Depreciation and amortization	18	17	36	34
Share-based compensation expense	1	2	2	4
Certain items(1)(2)	(4)	6	43	25
SEGMENT ADJUSTED EBITDA **	$(19)	$203	$128	$375

EXCHANGE & THIRD-PARTY MANAGEMENT
	Three Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
SEGMENT FINANCIAL RESULTS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$14	$33	$(41)	$73
Depreciation and amortization	4	12	9	24
Share-based compensation expense	—	1	1	2
Certain items(3)(4)	1	—	91	1
SEGMENT ADJUSTED EBITDA **	$19	$46	$60	$100

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.
(1) Certain items in the Vacation Ownership segment for the second quarter of 2020 consisted of $5 million of gains and other income, partially offset by a $1 million asset (inventory) impairment charge.

Certain items in the Vacation Ownership segment for the second quarter of 2019 consisted of $4 million of purchase accounting adjustments, $1 million of litigation charges and $1 million of losses and other expense.

(2) Certain items in the Vacation Ownership segment for the first half of 2020 consisted of $2 million of litigation charges, $3 million related to transaction costs associated with our asset light inventory arrangements, $5 million of asset (inventory) impairment charges, $37 million related to the net sales reserve adjustment, and $2 million of purchase accounting adjustments, partially offset by $6 million of gains and other income.

Certain items in the Vacation Ownership segment for the first half of 2019 consisted of $26 million of asset impairments, $5 million of purchase accounting adjustments and $2 million of litigation charges, partially offset by $8 million of gains and other income.

(3) Certain items in the Exchange & Third-Party Management segment for the second quarter of 2020 consisted of $1 million of losses and other expense.
(4) Certain items in the Exchange & Third-Party Management segment for the first half of 2020 consisted of $91 million of impairment charges (Goodwill and Indefinite-Lived Intangibles).

Certain items in the Exchange & Third-Party Management segment for the first half of 2019 consisted of $1 million of purchase accounting adjustments.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
QUARTERLY OPERATING METRICS
(Contract sales in millions)

	Year	Quarter Ended				Full Year
		March 31	June 30	September 30	December 31
Vacation Ownership
Consolidated Contract Sales
Total	2020	$306	$30			$336
	2019	$354	$386	$390	$394	$1,524
	2018(1)	$337	$365	$372	$358	$1,432

Legacy-MVW	2020	$185	$25			$210
	2019	$223	$246	$244	$239	$952
	2018	$204	$232	$242	$224	$902

Legacy-ILG	2020	$121	$5			$126
	2019	$131	$140	$146	$155	$572
	2018(1)	$133	$133	$130	$134	$530

VPG
Total	2020(4)	$3,680	N/M			N/M
	2019	$3,350	$3,299	$3,461	$3,499	$3,403
	2018(1)	$3,426	$3,248	$3,367	$3,208	$3,308

Legacy-MVW(2)	2020(4)	$3,989	N/M			N/M
	2019	$3,777	$3,700	$3,789	$3,727	$3,747
	2018	$3,728	$3,672	$3,781	$3,496	$3,666

Legacy-ILG	2020(4)	$3,442	N/M			N/M
	2019	$3,042	$2,981	$3,232	$3,394	$3,163
	2018(1)	$3,227	$2,857	$2,966	$3,039	$3,017

Exchange & Third-Party Management
Total active members (000's)(3)	2020	1,636	1,571			1,571
	2019	1,694	1,691	1,701	1,670	1,670
	2018(1)	1,822	1,800	1,802	1,802	1,802

Average revenue per member(3)	2020	$41.37	$30.17			$71.74
	2019	$46.24	$43.23	$40.89	$38.38	$168.73
	2018(1)	$47.61	$42.10	$39.97	$37.37	$167.12

(1) Includes Legacy-ILG as if acquired at the beginning of fiscal year 2018.
(2) Represents Legacy-MVW North America VPG.
(3) Includes members at the end of each period for the Interval International exchange network only.
(4) Not meaningful given that the majority of the sales in the quarter were from our enhanced phone sales program that do not count as a tour in the VPG calculation and there were limited site-based tours in the second quarter due to sales center closures.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
NON-GAAP FINANCIAL MEASURES
In our press release and schedules, and on the related conference call, we report certain financial measures that are not prescribed by GAAP. We discuss our reasons for reporting these non-GAAP financial measures below, and the financial schedules included herein reconcile the most directly comparable GAAP financial measure to each non-GAAP financial measure that we report (identified by a double asterisk (“**”) on the preceding pages). Although we evaluate and present these non-GAAP financial measures for the reasons described below, please be aware that these non-GAAP financial measures have limitations and should not be considered in isolation or as a substitute for revenues, net income attributable to common shareholders, earnings per share or any other comparable operating measure prescribed by GAAP. In addition, these non-GAAP financial measures may be calculated and / or presented differently than measures with the same or similar names that are reported by other companies, and as a result, the non-GAAP financial measures we report may not be comparable to those reported by others.
Certain Items Excluded from Adjusted Net Income Attributable to Common Shareholders, Adjusted EBITDA and Adjusted Development Margin
We evaluate non-GAAP financial measures, including Adjusted Pretax Income, Adjusted Net Income Attributable to Common Shareholders, Adjusted EBITDA and Adjusted Development Margin, that exclude certain items in the three and six months ended June 30, 2020 and June 30, 2019, because these non-GAAP financial measures allow for period-over-period comparisons of our on-going core operations before the impact of these items. These non-GAAP financial measures also facilitate our comparison of results from our on-going core operations before these items with results from other vacation ownership companies.
Certain items - Quarter and First Half Ended June 30, 2020
Certain items for the second quarter of 2020 consisted of $2 million related to the charge for VAT interest (true-up to the offsetting charge is included in the Interest expense line) and $14 million of gains and other income (including $8 million related to foreign currency translation, $1 million related to a true-up to a Marriott International indemnification receivable upon settlement (true-up to the offsetting accrual is included in the Benefit (provision) for income taxes line), $4 million related to net insurance proceeds from the final settlement of Legacy-MVW business interruption insurance claims arising from a prior year hurricane, and $1 million related to miscellaneous gains and other income), partially offset by $12 million of ILG acquisition-related costs and $1 million of an asset impairment charge.
Certain items for the first half of 2020 consisted of $33 million of ILG acquisition-related costs, $2 million of litigation charges, $42 million of losses and other expense (including $24 million related to foreign currency translation and $32 million related to a true-up to a Marriott International indemnification receivable upon settlement (true-up to the offsetting accrual is included in the Benefit (provision) for income taxes line), partially offset by $4 million related to net insurance proceeds from the final settlement of Legacy-MVW business interruption insurance claims arising from a prior year hurricane, $3 million related to other insurance proceeds, $6 million receivable related to an indemnification from Marriott International for certain VAT charges, and $1 million related to miscellaneous gains and other income), $96 million of impairment charges, $2 million of purchase accounting adjustments, $3 million related to transaction costs related to our asset light inventory arrangements, $48 million other charges (including $37 million related to the net sales reserve adjustment and $11 million related to an accrual for the health and welfare costs for furloughed associates), and $4 million related to the charge for VAT penalties and interest (see offset included in indemnification above).
Certain items - Quarter and First Half Ended June 30, 2019
Certain items for the second quarter of 2019 consisted of $36 million of ILG acquisition-related costs, $4 million of purchase price adjustments and $1 million of litigation charges, partially offset by $2 million of gains and other income.
Certain items for the first half of 2019 consisted of $62 million of ILG acquisition-related costs, $26 million of asset impairments, $5 million of purchase accounting adjustments, $2 million of litigation charges and $1 million of other severance costs, partially offset by $10 million of gains and other income.

Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses)
We evaluate Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses) as an indicator of operating performance. Adjusted Development Margin adjusts Sale of vacation ownership products revenues for the impact of revenue reportability, includes corresponding adjustments to Cost of vacation ownership products expense and Marketing and sales expense associated with the change in revenues from the Sale of vacation ownership products, and may include adjustments for certain items as itemized in the discussion in the preceding paragraph. We evaluate Adjusted Development Margin because it allows for period-over-period comparisons of our on-going core operations before the impact of revenue reportability and certain items to our Development Margin.
Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“EBITDA”) and Adjusted EBITDA
EBITDA is defined as earnings, or net income attributable to common shareholders, before interest expense (excluding consumer financing interest expense associated with term loan securitization transactions), provision for income taxes, depreciation and amortization. For purposes of our EBITDA and Adjusted EBITDA calculations, we do not adjust for consumer financing interest expense associated with term loan securitization transactions because we consider it to be an operating expense of our business. We consider EBITDA and Adjusted EBITDA to be indicators of operating performance, which we use to measure our ability to service debt, fund capital expenditures and expand our business. We also use EBITDA and Adjusted EBITDA, as do analysts, lenders, investors and others, because these measures exclude certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA and Adjusted EBITDA also exclude depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies. Adjusted EBITDA reflects additional adjustments for certain items, as itemized in the discussion of Adjusted Net Income Attributable to Common Shareholders above, and excludes share-based compensation expense to address considerable variability among companies in recording compensation expense because companies use share-based payment awards differently, both in the type and quantity of awards granted. Prior period presentation has been recast for consistency. We evaluate Adjusted EBITDA as an indicator of operating performance because it allows for period-over-period comparisons of our on-going core operations before the impact of the excluded items. Together, EBITDA and Adjusted EBITDA facilitate our comparison of results from our on-going core operations before the impact of these items with results from our competitors.